Exhibit 99.1
MOUNT LOGAN CAPITAL INC. AND 180 DEGREE CAPITAL CORP.
CLOSE STRATEGIC BUSINESS COMBINATION

Establishes U.S.-based alternative asset management and insurance solutions platform

Merged Company, Mount Logan Capital Inc., expected to begin trading on NASDAQ under the symbol “MLCI” on Monday, September 15, 2025

Closing Merger Value of approximately US$122.7 million equates to a price per share of MLCI of US$9.43

New York, NY and Montclair, NJ, September 12, 2025 – Mount Logan Capital Inc. (“Mount Logan”) and 180 Degree Capital Corp. (“180 Degree Capital”) (Nasdaq: TURN) today announced the successful closing of their all-stock strategic business combination (the “Business Combination”) that was previously approved by shareholders of each company on August 29, 2025, and August 22, 2025, respectively. The combined company will operate under the name Mount Logan Capital Inc. (“New Mount Logan” or “MLCI”), a Delaware corporation, and is expected to begin trading on The Nasdaq Capital Market on Monday, September 15, 2025, under the ticker symbol “MLCI”. Pursuant to the terms of the merger agreement as amended, Mount Logan and 180 Degree Capital shareholders will own approximately 56.4% and 43.6% of the combined company, respectively, with approximately 13 million shares of New Mount Logan common stock outstanding following the closing. Trading in Mount Logan common shares was halted effective as of the close of trading on September 11, 2025, and Mount Logan is expected to be formally delisted from Cboe Canada as of the close of trading on September 12, 2025.

“The successful completion of our Business Combination with 180 Degree Capital marks a significant milestone in Mount Logan’s growth journey,” said Ted Goldthorpe, Chief Executive Officer of Mount Logan. “By combining with 180 Degree Capital, we are creating a stronger, more diversified platform with enhanced scale and access to U.S. capital markets. We believe the strategic combination enhances our ability to generate recurring fee and spread-related earnings, and deliver greater value to our shareholders and partners as we continue to grow as a leading alternative asset management and insurance solutions platform. We are excited to welcome 180 Degree Capital’s shareholders and our new board members to New Mount Logan as we move forward together.”

“On behalf of my colleagues and 180 Degree Capital’s board of directors, I express our sincere gratitude and thanks for your support throughout 180 Degree Capital’s history and for this Business Combination with Mount Logan,” said Kevin M. Rendino, Chief Executive Officer of 180 Degree Capital. “I could not be more excited for the opportunities that lie ahead for New Mount Logan to both build the company off the solid foundation of Mount Logan and to leverage what we believe will be increased liquidity and opportunity as a Nasdaq-listed company. We are deeply appreciative to Ted and his team at Mount Logan for seeing the same opportunities we did with this Business Combination. We believe New Mount Logan is in excellent hands, and can’t wait to see what the future brings in terms of growth and value creation for all.”

As noted in a press release on August 18, 2025, New Mount Logan, together with its management and/or affiliates or related parties, intends to launch a tender offer for up to US$15.0 million of MLCI’s shares of common stock at a price per New Mount Logan share equal to the closing price per share implied by the sum of 180 Degree Capital’s NAV at closing and the value ascribed to Mount Logan per the terms of the proposed Business Combination of US$67.4 million at signing, subject to certain pre-closing adjustments (the “Closing Merger Value”). Additional tenders and/or stock repurchases of up to an additional US$10.0 million are expected to continue periodically throughout the 24 months following closing of the Business Combination. The price per share of the Liquidity Programs shall be determined by the New

Mount Logan Board of Directors and is anticipated to be at or above the New Mount Logan price per share implied by the Closing Merger Value of US$9.43. The Liquidity Programs, following the initial US$15.0 million are expected to occur periodically until they reach an aggregate of US$25.0 million in total, and may occur through various methods, including open market purchases and privately negotiated transactions, and may be conducted pursuant to Rule 10b5-1 and Rule 10b-18 trading plans, and, if applicable, Rule 13e-4, and otherwise in accordance with applicable securities laws.

Advisors

Dechert LLP and Wildeboer Dellelce LLP acted as legal counsel, and Oppenheimer & Co. served as financial advisor, to Mount Logan on the Business Combination.

Fenchurch Advisory US, LP served as financial advisor and Katten Muchin Rosenman LLP served as legal counsel to the special committee of the Board of Directors of 180 Degree Capital. Proskauer Rose LLP and Osler Hoskin & Harcourt LLP acted as legal counsel to 180 Degree Capital.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. (Nasdaq:MLCI) is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly owned subsidiaries Mount Logan Management LLC (“ML Management”) and Ability Insurance Company (“Ability”), respectively. Mount Logan also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

ML Management was organized in 2020 as a Delaware limited liability company and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The primary business of ML Management is to provide investment management services to (i) privately offered investment funds exempt from registration under the Investment Company Act of 1940, as amended (the “1940 Act”) advised by ML Management, (ii) a non-diversified closed-end management investment company that has elected to be regulated as a business development company, (iii) Ability, and (iv) non-diversified closed-end management investment companies registered under the 1940 Act that operate as interval funds. ML Management also acts as the collateral manager to collateralized loan obligations backed by debt obligations and similar assets.

Ability is a Nebraska domiciled insurer and reinsurer of long-term care policies acquired by Mount Logan in the fourth quarter of fiscal year 2021. Ability is unique in the insurance industry in that its long-term care portfolio’s morbidity risk has been largely re-insured to third parties, and Ability is no longer insuring or re-insuring new long-term care risk.

Contacts:
Mount Logan Capital Inc.
650 Madison Ave, Fl3
New York, New York 10022
info@mountlogancapital.ca

Nikita Klassen
Chief Financial Officer
Nikita.Klassen@mountlogancapital.ca

Scott Chan
Investor Relations
Scott.Chan@mountlogan.com

Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of New Mount Logan, 180 Degree Capital and Mount Logan, may contain statements of a forward-looking nature relating to future events within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect New Mount Logan’s, Mount Logan’s and 180 Degree Capital’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the Business Combination involving Mount Logan and 180 Degree Capital, including future financial and operating results, New Mount Logan’s, Mount Logan’s and 180 Degree Capital’s plans, objectives, expectations and intentions, the expected timing of commencement of trading of shares of MLCI on the Nasdaq, and other statements that are not historical facts, including but not limited to future results of operations, projected cash flow and liquidity, business strategy, shareholder liquidity programs and the payment of dividends to shareholders of New Mount Logan, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the risk of delays in commencement of trading of shares of MLCI; the risk that the businesses will not be integrated successfully; the risk that synergies from the Business Combination may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the Business Combination could have adverse effects on the market price of MLCI’s shares; the risk of litigation related to the Business Combination; the risk that the credit ratings of New Mount Logan or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the Business Combination; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Business Combination; competition, government regulation or other actions; the ability of management to execute its plans to meet its goals; risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and other risks inherent in New Mount Logan’s, Mount Logan’s and 180 Degree Capital’s businesses. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which New Mount Logan will file from time to time with the SEC, 180 Degree Capital has filed or will file from time to time with the SEC and Mount Logan has filed or will file from time to time on SEDAR+.

None of New Mount Logan, Mount Logan or 180 Degree Capital undertakes any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The references and link to the website www.180degreecapital.com and mountlogancapital.ca have been provided as a convenience, and the information contained on such websites are not incorporated by reference into this press release. None of New Mount Logan, 180 Degree Capital or Mount Logan is responsible for the contents of third-party websites.